UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 20, 2020 (March 19, 2020)

Date of Report (Date of earliest event reported)

PLAYAGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38357	46-3698600
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5475 S. Decatur Blvd., Suite #100

Las Vegas, Nevada 89118

(Address of principal executive offices) (Zip Code)

(702) 722-6700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	AGS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, AP Gaming I, LLC (the “Borrower”), a Delaware limited liability company and wholly owned indirect subsidiary of PlayAGS, Inc. (the “Company”), as borrower, and AP Gaming Holdings, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company, as holdings, the lenders party thereto from time to time and Jefferies Finance LLC, as administrative agent, are parties to that certain First Lien Credit Agreement, dated as of June 6, 2017, as amended on December 6, 2017, as amended and restated on February 7, 2018, as amended and restated on October 5, 2018, as amended on August 30, 2019 (the “Credit Agreement”), providing for $523.0 million in term loans and a $30.0 million revolving credit facility.

On March 19, 2020, the Borrower borrowed under the revolving credit facility the full amount of $30.0 million.

The Borrower borrowed under the revolving credit facility as a precautionary measure in order to increase the Company’s cash position and facilitate financial flexibility in light of current uncertainty in the global markets resulting from the COVID-19 outbreak. The proceeds from the borrowings under the revolving credit facility are currently being held on the Company’s consolidated balance sheet. In accordance with the terms of the Credit Agreement, the proceeds from the borrowings may be used for general corporate or other purposes permitted by the facilities. The Borrower had not previously drawn any amounts under the revolving credit facility.

Item 7.01     Regulation FD Disclosure

Due to recent developments related to the COVID-19 outbreak, the Company is withdrawing its guidance provided under the heading “2020 Outlook” in its Press Release, dated March 4, 2020, which was furnished under Item 2.02 on Form 8-K, dated March 4, 2020. The Company is currently unable to provide updated guidance.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAYAGS, INC.

Date: March 20, 2020	By: /s/ Kimo Akiona
Name: Kimo Akiona Title: Chief Financial Officer, Chief Accounting Officer and Treasurer (Principal Financial and Accounting Officer)